[KPMG Letterhead]









                      CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Ballard Power Systems Inc.:

We consent to the use of our report incorporated by reference herein.





/s/  KPMG LLP


Chartered Accountants

Vancouver, Canada
March 31, 2003